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                                                                       EXHIBIT J

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" for Scudder S&P 500 Stock Fund (one of the series comprising Scudder Investors Trust) in the Index Funds 1 Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder Investors Trust Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A, No. 333-65661) of our report dated October 10, 2003, on the financial statements and financial highlights of Scudder S&P 500 Stock Fund, included in the Fund Annual Report dated August 31, 2003.


/s/ Ernst & Young LLP

Boston, Massachusetts
December 22, 2003